Exhibit 99.1

News Release

Kimco Realty® Announces
Waiver of Condition for the Receipt of the Requisite Preferred Shareholder
Consents and
Extension of Cash Tender Offer to Purchase All of Its Outstanding
Depositary Shares Representing 1/1,000
of a Share of 7.25% Class N Cumulative Convertible Perpetual
Preferred Stock and Consent Solicitation

JERICHO, N.Y., December 5, 2024 – Kimco Realty Corporation (NYSE: KIM) (the “Company”) today announced that it has waived the condition for the receipt of the Requisite Preferred Shareholder Consents (as defined below), relating to its tender offer to purchase for cash any and all of its outstanding depositary shares (each, a “Security”, and collectively, the “Securities”) representing 1/1,000 of a share of the Company’s 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, par value $1.00 per share (the “Class N Preferred Stock”), at a price per Security of $62.00, plus any accrued and unpaid dividends (the “Offer”) and concurrent consent solicitation (the “Consent Solicitation”). Previously, acceptance for payment of any Securities in the Offer was conditioned upon the valid tender (without proper withdrawal) of a minimum of at least two-thirds of the outstanding Securities (which represent two-thirds of the outstanding shares of Class N Preferred Stock) (the “Requisite Preferred Shareholder Consents”). The Offer and Consent Solicitation was scheduled to expire on December 4, 2024, at 5:00 p.m., New York City time, and will now expire on December 12, 2024, at 5:00 p.m., New York City time (unless further extended or earlier terminated). You may withdraw any Securities you have tendered at any time before the new expiration date. As set forth in the Company’s Offer to Purchase and Consent Solicitation, dated November 4, 2024, the Company will delay the acceptance for purchase of any and all of your validly tendered and not properly withdrawn Securities until the new expiration date.

As a result of the Company’s waiver of the condition for the receipt of the Requisite Preferred Shareholder Consents, the Offer and Consent Solicitation are not conditioned upon the tender of a minimum of at least two-thirds of the outstanding Securities (which represent two-thirds of the outstanding shares of Class N Preferred Stock). All other terms and conditions of the Offer and Consent Solicitation remain unchanged, except the waiver of the condition for the receipt of the Requisite Preferred Shareholders Consents and the extension of the expiration date.

Based on information provided by the Tender Agent (as defined below) for the Offer and Consent Solicitation, to date, 521,991 Securities have been tendered for purchase in the Offer and Consent Solicitation. Security holders who have validly tendered and not withdrawn their Securities do not need to re-tender their Securities or take any other action in response to the amendment and extension of the Offer and Consent Solicitation.

J.P. Morgan Securities LLC is acting as dealer manager (in such capacity, the “Dealer Manager”) and consent solicitation agent (in such capacity, the “Solicitation Agent”) for the Offer and Consent Solicitation. D.F. King & Co., Inc., is acting as information agent (the “Information Agent”) and Equiniti Trust Company, LLC is acting as tender agent (in such capacity, the “Tender Agent”) for the Offer and Consent Solicitation. Please direct questions, including questions concerning tender procedures and requests for additional copies of the offer materials, including the letter of transmittal and consent, to either the Dealer Manager and Solicitation Agent at (212) 622-4253, the Information Agent at kimco@dfking.com or the Tender Agent at 1-866-577-8695.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343	kimcorealty.com

News Release
About Kimco Realty®

Kimco Realty® (NYSE: KIM) is a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States. The company’s portfolio is strategically concentrated in the first-ring suburbs of the top major metropolitan markets, including high-barrier-to-entry coastal markets and rapidly expanding Sun Belt cities. Its tenant mix is focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Publicly traded on the NYSE since 1991 and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value-enhancing redevelopment activities for more than 60 years. With a proven commitment to corporate responsibility, Kimco Realty is a recognized industry leader in this area. As of September 30, 2024, the company owned interests in 567 U.S. shopping centers and mixed-use assets comprising 100.5 million square feet of gross leasable space. The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty), Twitter (www.twitter.com/kimcorealty) and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the impact of competition, including the availability of acquisition or development opportunities and the costs associated with purchasing and maintaining assets, (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iv) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (v) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (vi) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (vii) the Company’s ability to raise capital by selling its assets, (viii) disruptions and increases in operating costs due to inflation and supply chain disruptions, (ix) risks associated with the development of mixed-use commercial properties, including risks associated with the development, and ownership of non-retail real estate, (x) changes in governmental laws and regulations, including, but not limited to, changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xi) the Company’s failure to realize the expected benefits of the merger with RPT Realty (the “RPT Merger”), (xii) the risk of litigation, including shareholder litigation, in connection with the RPT Merger, including any resulting expense, (xiii) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company, (xiv) the possibility that, if the Company does not achieve the perceived benefits of the RPT Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline, (xv) valuation and risks related to the Company’s joint venture and preferred equity investments and other investments, (xvi) collectability of mortgage and other financing receivables, (xvii) impairment charges, (xviii) criminal cybersecurity attacks, disruption, data loss or other security incidents and breaches, (xix) risks related to artificial intelligence, (xx) impact of natural disasters and weather and climate-related events, (xxi) pandemics or other health crises, (xxii) our ability to attract, retain and motivate key personnel, (xxiii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xxiv) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxv) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxvi) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity, (xxvii) the Company’s ability to continue to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT structure, and (xxviii) other risks and uncertainties identified under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes in other filings with the SEC.

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CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy
Kimco Realty Corporation
(833) 800-4343
dbujnicki@kimcorealty.com

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343	kimcorealty.com